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                      REGISTRATION STATEMENT NO. 333-55699

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                            POST-EFFECTIVE AMENDMENT
                                      NO. 1
                                       TO

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933
                           --------------------------

                         HIGHLANDS INSURANCE GROUP, INC.

             (Exact Name of Registrant as Specified in Its Charter)


       DELAWARE                                           75-2370945
(State of Incorporation)                    (I.R.S. Employer Identification No.)

                          STEPHEN L. KIBBLEHOUSE, ESQ.
             Chief Executive Officer, President and General Counsel
                         Highlands Insurance Group, Inc.
                             275 Phillips Boulevard
                         Trenton, New Jersey 08618-1426
                                 (609) 896-1921

  (Address, including ZIP code, and telephone number, including area code, of registrant's principal executive offices)

                THIS POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8
                REGISTRATION STATEMENT IS BEING FILED SOLELY TO
               DEREGISTER ALL SHARES OF COMMON STOCK (AND RELATED
                PLAN INTERESTS) WHICH WERE REGISTERED UNDER THIS
             REGISTRATION STATEMENT AND WHICH HAVE NOT BEEN ISSUED
                  OR SOLD PRIOR TO THE DATE OF FILING HEREOF.

                          DEREGISTRATION OF SECURITIES

On June 1, 1998, the Registrant filed with the Commission a Registration Statement on Form S-8 (Registration No. 333-55699) registering an aggregate of 500,000 shares of common stock as part of the Highlands Insurance Group, Inc. Employee Stock Purchase Plan, as well as an indeterminate amount of plan interests as may be issuable to participants in the Highlands Insurance Group Employees' Retirement and Savings Plan.

On October 31, 2002, the Registrant and five of its subsidiaries filed voluntary petitions for protection under Chapter 11 of the United States Bankruptcy Code. On March 19, 2003, the United States Bankruptcy Court for the District of Delaware entered an order confirming the Amended Joint Plan of Reorganization (the "Plan"). The effective date of the Plan was March 31, 2003. Pursuant to the Plan, all shares of Registrant's stock have been cancelled. No additional stock or plan interests will be issued under the Employee Stock Purchase Plan or the Employees' Retirement and Savings Plan. Accordingly, this Post-Effective Amendment No. 1 to Form S-8 is being filed to deregister the remaining unissued shares (and related plan interests) registered on June 1, 1998.
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                                   SIGNATURES

Pursuant to the requirement of the Securities Act of 1993, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Trenton, State of New Jersey on the 17th day of April, 2003.

                                     HIGHLANDS INSURANCE GROUP, INC.

                                     By:  /s/  Stephen L. Kibblehouse
                                          --------------------------------------
                                               Stephen L. Kibblehouse
                                               Chief Executive Officer,
                                               President, General Counsel and
                                               Sole Director